PRICING SUPPLEMENT NO. 14                                         Rule 424(b)(3)
DATED:  October 14, 1999                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/15/1999  Fixed Rate Notes [ ]     Certificated Notes [ ]


Maturity Date: 10/13/2000        CUSIP#: 073928LE1

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  5.50625%        Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.10%

*  1/15/2000, 4/15/2000 and 7/15/2000.

** 1/15/2000, 4/15/2000, 7/15/2000 and 10/13/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.